Exhibit 1.1

LIGHTSPACE CORPORATION
600,000 Units

UNDERWRITING AGREEMENT

September   , 2006

Griffin Securities, Inc.

As Underwriter

17 State Street

New York, NY 10004

Ladies and Gentlemen:

Lightspace Corporation, a Delaware corporation (the “Company”), confirms its agreement with Griffin Securities, Inc. (the “Underwriter”) with respect to the engagement of the Underwriter as agent of the Company, on a best efforts basis, for the offer and sale by the Company of a minimum of 450,000 units and up to 600,000 units (“Units”) (the “Public Offering”). Each Unit consists of (i) eight shares of the Company’s Common Stock, $.0001 par value (“Common Stock”), (ii) eight warrants to purchase one share of Common Stock at $1.00 per share, (iii) two warrants to purchase one share of Common Stock at $1.25 per share, and (iv) two warrants to purchase one share of Common Stock at $1.63 per share (such warrants, collectively, the “Unit Warrants”). The Units and the securities contained in the Units (with the Underwriter’s Warrant and securities contained therein, collectively, the “Securities”) are more fully described in the Registration Statement and the Prospectus referred to below.

1.             Sale of the Units; Compensation and Expenses of Underwriter.

(a)           On the basis of the representations, warranties and covenants, and subject to the conditions, set forth herein, the Company shall sell and issue a minimum of 450,000 Units (the “Minimum”) and a maximum of up to 600,000 Units (the “Maximum”) in the Public Offering. All Units to be offered and sold in the Public Offering shall be offered for sale through the Underwriter, as agent of the Company, and the Underwriter shall use its best efforts to sell the Units as agent for the Company, at the price per Unit set forth on the cover page of the final Prospectus (the “Public Offering Price”). The Underwriter will commence the Public Offering as soon after the Registration Statement becomes effective as the Underwriter deems advisable. The Underwriter may enter into agreements as the Underwriter, in its sole discretion, deems advisable with one or more registered broker-dealers who may act as selected dealers in connection with the Public Offering. The Underwriter may reject any offer to purchase the Units made through the Underwriter or a selected dealer in whole or in part, and any such rejection shall not be deemed a breach of the Underwriter’s agreements contained herein. The Underwriter shall not be committed to sell or purchase any of the Units.

(b)           All subscriptions from the offering of the Units will be deposited into an escrow account (the “Escrow Account”) at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company, as escrow agent, pursuant to the Escrow Agreement, dated September    , 2006 (the “Escrow Agreement”), not later than 12:00 Noon of the next business day following receipt of each such subscription by the Underwriter or other broker-dealers, until either the Company has sold the Minimum or the Public Offering has terminated. The Public Offering will terminate thirty (30) days after the Registration Statement referred to below is effective, unless we extend the Public Offering with your consent for an additional thirty (30) days. If we have not sold at least the Minimum and deposited into the Escrow Account gross proceeds of at least an amount equal to the Minimum multiplied by the Public Offering Price by such termination of the Public Offering, all proceeds held in escrow shall be promptly returned to investors, without interest. Once we have sold the Minimum, we will conduct an initial closing (the “Initial Closing”) and all proceeds will be released from escrow pursuant to the Escrow Agreement. We may hold further closings (“Additional Closings”) with respect to Units sold in excess of the Minimum until the Public Offering terminates. Unless the transaction is closed book-entry through The Depository Trust Company and no certificates are requested, in which case we shall comply with the procedures applicable thereto, the certificates for the Units will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than the third full business day prior to any Closing, and will be made available for inspection by the Underwriter at least twenty-four hours prior to any Closing. All such certificates will be delivered by the Company to its transfer agent, or to The Depository Trust Company, as applicable, by 12:00 p.m. on the day prior to any Closing, along with addressed labels to be used to mail the certificates to the purchasers thereof.

(c)           As compensation for the Underwriter’s services, the Company will issue and deliver to the Underwriter warrants (the “Underwriter’s Warrants”) to purchase at any time during the four-year period commencing one year after the effective date of the Registration Statement, at an initial exercise price of $7.68 (120% of the Public Offering Price per Unit), a number of Units equal to 17% of all Units sold in the Public Offering. The Underwriter’s Warrants will be delivered by the Company at the Initial Closing and each Additional Closing, if any, based on the amount of Units sold at such Closing. The Underwriter may designate any portion of Underwriter’s Warrants to any selected dealers or to officers, employees, representatives or agents of the Underwriter or such selected dealers. The terms and conditions of the Underwriter’s Warrants, including certain covenants of the Company, are contained in the form of Underwriter’s Warrant set forth on Exhibit A to this Agreement.

(d)           At the Initial Closing, or upon termination of the Public Offering if there is no Closing, the Company will reimburse the Underwriter for its expenses in connection with the Public Offering, including without limitation fees and expenses of its counsel not to exceed $125,000, (in addition to expenses payable by the Company set forth in Section 4). The provisions of this paragraph shall survive any termination of this Agreement or the Public Offering.

2.             Representations and Warranties of the Company.

(a)           The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the date of the Initial Closing and the date of any Additional Closings, as follows:

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and amendments thereto, on Form S-1 (SEC Registration No. 333- 131857) for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendments have been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations of the Commission. The Company will file a further amendment or amendments to said registration statement. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations, is hereinafter called the “Registration Statement”, and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the “Prospectus.”  “Preliminary Prospectus” means each prospectus included in the Registration Statement or any amendments thereto before the Registration Statement becomes effective under the Act, and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations. For purposes hereof, “Rules and Regulations” mean the rules and regulations adopted by the Commission under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.

(ii)           Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any thereof and no proceedings for such stop order have been instituted or are pending or, to the Company’s knowledge, contemplated or threatened. Each of the Registration Statement and Prospectus at the time of filing thereof conformed to the requirements of the Act and the Rules and Regulations, and neither of the Registration Statement or Prospectus at the time of filing thereof, or any free writing prospectus of the Company (as defined in the Rules and Regulations), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in such Registration Statement or Prospectus.

(iii)          When the Registration Statement becomes effective and at all times subsequent thereto up to the Initial Closing and each Additional Closing, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(iv)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware. The Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to qualify would have a Material Adverse Effect. (For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), operations, earnings, management, properties, or prospects of the Company.)  The Company has all requisite corporate power and authority, and the Company has obtained any and all material authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v)           The information set forth under “Capitalization” and “Description of Securities” is true and correct and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except pursuant to this Agreement, and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto; and none of such securities were issued in violation of preemptive or similar rights of any holders of any security of the Company. The Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form pursuant to the Company’s certificate of incorporation and by-laws and as required by law.

(vi)          The financial statements, including the related notes and schedules thereto, included in the Registration Statement and the Prospectus fairly present the financial position, changes in cash flow, changes in stockholders’ equity, and the results of operations of the Company at the respective dates and for the respective periods to which they apply and the pro forma financial information included in the Registration Statement and Prospectus fairly presents the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. There has been no material adverse change in the condition, financial or otherwise, or in the prospects, operations, properties, business, or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings “Historical and Pro Forma Financial Statements,” “Pro Forma” under “Capitalization”, “Selected Historical Financial Data” and “Dilution” fairly present, on the basis stated in the Prospectus, the information set forth therein, have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

(vii)         The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes, and has furnished all information returns it is required to furnish pursuant to applicable law and regulations, has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(viii)        The Company maintains insurance policies, including, but not limited to, general liability and property insurance, which insures the Company and its properties and employees, against such losses and risks as is customary in the case of entities engaged in the same or similar business and similarly situated, and has complied with all conditions contained in such insurance policies and any surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

(ix)           Except as described in the Prospectus, there is no action, suit, proceeding, arbitration, investigation, litigation or governmental proceeding, pending or, to the Company’s knowledge, threatened against, or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement or Prospectus which is not so disclosed (and such proceedings as are summarized in the Registration Statement and Prospectus are accurately summarized in all material respects), or (iii) would result in a Material Adverse Effect.

(x)            The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, enter into this Agreement, and to consummate the transactions provided for herein and described in the Prospectus; and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought. None of the Company’s issue and sale of the Securities, execution or delivery of this Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein and in the Prospectus and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company, (ii) any agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

(xi)           Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Registration Statement, the performance of this Agreement and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws.

(xii)          All agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be stated with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

(xiii)         Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any material change in the debt (other than as described in the Prospectus or Registration Statement) or liabilities of the Company.

(xiv)        No default exists in the due performance and observance of any term, covenant or condition of any material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

(xv)         The Company is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There is no unfair labor practice charge or complaint against the Company or any strike, picketing, boycott, slowdown, work stoppage, or labor dispute, pending or threatened against or involving the Company. No collective bargaining agreement or modification thereof is currently being negotiated by the Company.

(xvi)        Neither the Company nor any of its directors, stockholders, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

(xvii)       Except as otherwise disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, service names, domain names, trade names and copyrights, and none of the licenses and rights to the foregoing, presently owned or held by the Company are in dispute or, to the Company’s knowledge, are in any conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, patent applications, trademarks, service marks, service names, domain names, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, trademark, service mark, service names, domain names, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, domain names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company to use any technology presently used or contemplated to be used in the conduct of its business.

(xviii)      The Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information (collectively herein “intellectual property”) that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

(xix)         The Company has good and marketable title to, or valid and enforceable leasehold estates in, real and personal property stated in the Prospectus, owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

(xx)          Miller Wachman, LLP, whose report is filed with the Commission as a part of the Registration Statement, are registered independent public accountants as required by the Act and the Rules and Regulations.

(xxi)         Except as described in the Prospectus under “Underwriting,” there are no claims, arrangements or understandings, whether oral or written, for payment in the nature of a broker’s, finder’s or origination fee or commission with respect to the sale of the Securities.

(xxii)        Neither the Company nor any of its officers, directors employees, agents, or any other person associated with or acting on behalf of the Company has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxiii)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with general accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)       The Company has established and maintains disclosure controls and procedures designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company; the Company’s auditors and its Board of Directors will be advised of any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company to record, process, summarize and report financial data.

(xxv)        Based on the financial condition of the Company as of the Initial Closing (and assuming that the Initial Closing shall have occurred) (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(xxvi)       Except to the extent described in the Prospectus, no holders of any securities of the Company have the right to include any securities in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act.

(xxvii)      No relationship, direct or indirect, exists between or among the Company and the directors, officers, stockholders, creditors, customers or suppliers of the Company that is required to be described in the prospectus which is not so described.

(xxviii)     To the Company’s knowledge and based on questionnaires received by the Company from its officers, directors and 5% or greater shareholders, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater shareholders.

(xxix)       The Company is not and, after giving effect to the offer and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxx)        Neither the Company, nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Rules and Regulations) has taken, or will take, directly or indirectly, any action prohibited by Regulation M under the Act in connection with the Public Offering.

3.             Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a)           The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the Public Offering of which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter shall have objected, or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations. The Company will not distribute or otherwise use any issuer free-writing prospectus without the consent of the Underwriter.

(b)           As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter and confirm such advice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A, and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution, or threat, of proceedings for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or threat, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company shall use its best efforts to obtain the prompt withdrawal of the order.

(c)           The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) pursuant to the requirements of Rule 424 under the Act.

(d)           The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the Public Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriter shall object.

(e)           The Company shall endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate to permit the sales and continuance of dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

(f)            During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act and by the Rules and Regulations, as may be necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriter’s counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to the Underwriter, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

(g)           As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company shall make generally available to its security holders, and to the Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

(h)           The Company will furnish to the Underwriter, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such reasonable quantities as the Underwriter may request.

(i)            On or before the effective date of the Registration Statement, the Company shall provide the Underwriter with copies of duly executed, and enforceable agreements pursuant to which, for a period of 12 months from the effective date of the Registration Statement, the officers, directors and employees of the Company and certain holders of shares of Common Stock designated by the Underwriter agree that it or he or she will not directly or indirectly, sell or otherwise dispose of such Common Stock beneficially owned by them (aggregating not less than 5,793,111 shares of Common Stock)without the prior written consent of the Underwriter (the “Lock-up Agreements”). On or before the Initial Closing, the Company shall deliver instructions to the Transfer Agent for its Common Stock to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company’s ledgers.

(j)            The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under “Use of Proceeds” in the Prospectus.

(k)           The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, pursuant to Rule 463 under the Act) from time to time under the Act, the Exchange Act and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

(l)            The Company shall furnish to the Underwriter as soon as practicable prior to each of the date hereof, the date of the Initial Closing and of each Additional Closing, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company’s independent public accountants, as stated in its letter to be furnished pursuant to Section 5(h) hereof.

(m)          The Company shall as soon as practicable, (i) but in no event more than five (5) business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration of the Securities under the Exchange Act.

(n)           Until the completion of the distribution of the Units, the Company shall not without the prior written consent of the Underwriter, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than any trade releases issued in the ordinary course of the Company’s business consistent with past practices with respect to the Company’s operations.

4.             Payment of Expenses. The Company shall pay all expenses and fees in connection with the Public Offering and incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, copying, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto, and related documents, including the cost of all copies supplied to the Underwriter and such dealers as the Underwriter may request, (iii) the printing, engraving, issuance and delivery of the certificates for the Securities, (iv) the costs of qualification of the Securities under state securities or “Blue Sky” laws, and disbursements and fees of Underwriter’s Counsel in connection therewith, provided that such Blue Sky counsel fees shall not exceed $20,000, (v) advertising costs and expenses, including but not limited to costs and expenses in connection with any “road show”, information meetings and presentations, bound volumes and prospectus memorabilia and “tomb-stone” advertisement expenses, (v) fees and expenses of the transfer agent and registrar, (vi) the fees payable to the Commission and the NASD, and (vii) the fees and expenses incurred in connection with the quotation of the Securities on any trading facility. The Company will reimburse the Underwriter for its expenses as provided in Section 1 (d) above.

5.             Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Initial Closing and each Additional Closing, if any, with respect to the Company as if it had been made on and as of the dates of the Initial

Closing or each Additional Closing, as the case may be; the accuracy on and as of the Initial Closing or each Additional Closing, if any, of the certificates of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the dates of the Initial Closing and each Additional Closing, if any, of its covenants and obligations hereunder and to the following further conditions:

(a)           The Registration Statement shall have become effective under the Act not later than such date and time as shall be consented to in writing by the Underwriter, and, at the Initial Closing and each Additional Closing, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter’s counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Units and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Initial Closing the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

(b)           The Underwriter shall not have advised the Company that the Registration Statement, or any amendment thereto, or the Prospectus contains an untrue statement which, in the Underwriter’s opinion, is material, or omits to state a fact which, in the Underwriter’s opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The transactions contemplated by the Exchange Agreement, dated February 9, 2006, between the Company and holders of certain Existing Notes, Series A Preferred Stock and Existing Warrants, as described in the Prospectus, shall have been consummated prior or simultaneously with the Initial Closing.

(d)           At the Initial Closing, the Underwriter shall have received the favorable opinion of Hahn & Hessen, counsel to the Company, dated the date of the Initial Closing, addressed to the Underwriter, and in form and substance satisfactory to Underwriter’s counsel regarding the matters set forth as Exhibit B to this Agreement. Such counsel shall also state in its opinion or in a separate letter addressed to the Underwriter that it has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which conferences such officers, representatives and accountants discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and related matters, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing and on such counsel’s participation in the preparation of the Registration Statement, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (excluding the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus).

At each Additional Closing, if any, the Underwriter shall have received the favorable opinion of Hahn & Hessen, counsel to the Company, dated the date of the Additional Closing, addressed to the Underwriter and in form and substance satisfactory to Underwriter’s Counsel, confirming the statements made by Hahn & Hessen in its opinion delivered at the Initial Closing.

(e)           On or prior to each of the date of the Initial Closing and each Additional Closing, if any, (i) there shall not have been, and no development shall have occurred that could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise),  prospects, stockholders’ equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities); the Company shall not have declared or paid any dividend or made any distribution in respect of its capital stock of any class; and there shall not have been any change in the capital stock of the Company, or any material change in the debt (other than as described in the Prospectus and the Registration Statement) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may result in a Material Adverse Effect;

(f)            At each of the Initial Closing and each Additional Closing, if any, the Underwriter shall have received a certificate signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the date of the Initial Closing or Additional Closing, as the case may be, to the effect that each of such persons has examined the Registration Statement,  the Prospectus and this Agreement, and that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of the Initial Closing or the Additional Closing, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Initial Closing or Additional Closing, as the case may be;

(ii)           No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person’s knowledge, threatened under the Act;

(iii)          The Registration Statement and the Prospectus, and each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iv)          Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company has not incurred up to and including the date of the Initial Closing Date or any Additional Closing, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations,  direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock of the Company or any material change in the debt (other than as described in the Prospectus and the Registration Statement) of the Company; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or, to the knowledge of such persons, threatened (or circumstances giving rise to same) against the Company, or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

(g)           Prior to the date of the Initial Closing, the Underwriter shall have received from the National Association of Securities Dealers (“NASD”) either an opinion that the NASD has no objection to the terms and arrangements of the proposed underwriting by the Underwriters as described in the Registration Statement.

(h)           At the Initial Closing, the Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory to the Underwriter and Underwriter’s counsel, from Miller Wachman, LLP,

(i)            confirming that they are registered independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

(ii)           stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Underwriter may rely upon the opinion of Miller Wachman, LLP with respect to such financial statements and supporting schedules included in the Registration Statement;

(iii)          stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the pro forma financial information contained in the Registration Statement and Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements of the Company or the unaudited pro forma financial information included in the Registration Statement, (B) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (C) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock of the Company, any change in the long-term debt of the Company, or any decrease in the stockholders’ equity of the Company or any decrease in the net current assets or net assets of the Company as compared with amounts shown in the December 31, 2005 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (D) during the period from December 31, 2005 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues or net earnings of the Company or increase in net earnings per common share of the Company, in each case as compared with the corresponding period beginning December 31, 2005 other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)          setting forth, at a date not later than five (5) days prior to the effective date of the Registration Statement, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

(v)           stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

(vi)          statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may request.

At each Additional Closing, if any, the Underwriter shall have received from Miller Wachman, LLP a letter, dated as of the date of the Additional Closing, to the effect that they reaffirm the statements made in the letter furnished at the Initial Closing except that the specified date referred to shall be a date not more than five days prior to the date of the Additional Closing, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) above with respect to certain amounts, percentages and financial information as specified by the Underwriter and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

(i)            The Company shall have delivered to the Underwriter a letter from Miller Wachman, LLP addressed to the Company stating that they have not during the immediately preceding two year period brought to the attention of the Company’s management any “weakness” as defined in Statement of Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in any of the Company’s internal controls.

(j)            At each of the Initial Closing and Additional Closings, if any, there shall be duly tendered the appropriate number of Securities.

(k)           No order suspending the sale of the Securities in any jurisdiction designated by the Underwriter shall have been issued Date, if and no proceedings for that purpose shall have been instituted or threatened.

(l)            Prior to the Initial Closing, there shall have been delivered to the Underwriter all of the Lock-up Agreements, in form and substance satisfactory to Underwriter’s Counsel.

If any condition to the Underwriter’s obligations hereunder to be fulfilled prior to or at the Initial Closing or an Additional Closing, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects in its discretion, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

6.             Indemnification.

(a)           The Company, shall indemnify and hold harmless the Underwriter (for purposes of this Section, “Underwriter” shall include the officers, directors, employees, agents and counsel of the Underwriter), and each person, if any, who controls the Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, and suits in respect thereof), (including but not limited to any and all costs and expenses reasonably incurred in investigating, preparing or defending against such action, proceeding, investigation, inquiry or suit, commenced or threatened, or any claim), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (i) in the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) any post-effective amendment or amendments thereto; (iii) any issuer free-writing prospectus; or (iv) in any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed, delivered or used in any jurisdiction in order to qualify the Securities under the securities laws thereof any securities exchange, (B) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), (C) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto unless, in the case of clause (A) or (B) above, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter expressly for use in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or (D) any liability or obligation to the Escrow Agent under the Escrow Agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

(b)           The Underwriter shall indemnify and hold harmless the Company, each of its directors, officers employees, agents and counsel, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus or any amendment thereof or supplement thereto in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriter may have at common law or otherwise.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any claim, action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). Upon such notice, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified within a reasonable time, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action, investigation, inquiry, suit or proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, investigation, ,suit or proceeding in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, investigation, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, investigations, suits or proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriter is the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting commission received by the Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, investigation, suit or proceeding. Notwithstanding the provisions of this subdivision (d) the

Underwriter shall not be required to contribute any amount in excess of the underwriting received by the Underwriter No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, inquiry, investigation or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

7.             Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the dates of the Initial Closing and any Additional Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of any Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the purchasers of the Firm Securities and the Underwriter.

8.             Effective Date. This Agreement shall become effective on the date hereof.

9.             Termination.

(a)           Subject to subsection (b) of this Section 10, the Underwriter shall have the right to terminate this Agreement at any time, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter’s opinion will in the immediate future materially adversely disrupt, the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Boston Stock Exchange, the Chicago Board of Trade, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Commission or any other government authority having jurisdiction; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter’s opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis or there shall have been such a material adverse change in the conditions or prospects of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the

Underwriter’s judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

(b)           If this Agreement is terminated by the Underwriter pursuant to the provisions of Section 10(a) the Company shall promptly reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriter (less any amounts previously paid) and the Company shall remain liable for all Blue Sky counsel fees and expenses and filing fees.

10.           Default by the Company. If the Company shall fail at the Closing Date or at any Additional Closing Date, as the case may be, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of the Underwriter and the Company shall remain liable for damages in respect of such default.

11.           Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed, certified mail return receipt requested, or delivered by recognized overnight courier, or transmitted by facsimile and confirmed in writing. Notices to the Underwriter shall be directed to the Underwriter at 17 State Street, New York, New York 10004, with a copy to Thompson Hine LLP, 335 Madison Avenue, New York, New York 10017, Attention: Bernard S. Carrey, Esq. Notices to the Company shall be directed to the Company at 529 Main Street, Suite 330, Boston, MA 02129 with a copy to Hahn & Hessen LLP, 488 Madison Avenue, New York, NY 10022, Attention: James Kardon, Esq. Either party may change such address by like notice.

12.           Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the indemnified persons to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.           Construction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES.

14.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

15.           Entire Agreement; Amendments. This Agreement and the Underwriter’s Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriter and the Company.

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

LIGHTSPACE CORPORATION

By
(Title)

Confirmed and accepted as of
the date first above written.

GRIFFIN SECURITIES, INC.

By
(Title)

EXHIBIT A

UNDERWRITER’S WARRANT

LIGHTSPACE CORPORATION

Warrant for the Purchase of Units

          Units

For value received, LIGHTSPACE CORPORATION, a Delaware corporation (the “Company”), hereby certifies that GRIFFIN SECURITIES, INC., its designees and assigns, is entitled to purchase and receive from the Company, at any time or from time to time commencing August   , 2007 and prior to 5:00 PM, New York City time, on August   , 2011 (the “Expiration Date”)               (     ) fully paid and non-assessable Units of the Company, each Unit consisting of (i) eight shares of Common Stock of the Company, par value $.0001 per share (“Common Stock”), (ii) eight warrants to purchase one share of Common Stock at $1.00 per share, (iii) two warrants to purchase one share of Common Stock at $1.25 per share, and (iv) two warrants to purchase one share of Common Stock at $1.63 per share, for a purchase price of $7.68 per Unit (the “Exercise Price”). The Units issuable upon the exercise of this Warrant are identical to the Units registered for sale to the public (the “Offering”) pursuant to the Company’s registration statement filed with the Securities and Exchange Commission (No. 333-131857) (the “Registration Statement”). The Exercise Price and the number of Units (and shares of Common Stock and Warrants underlying the Units) to be received upon exercise shall be subject to adjustment upon the occurrence of certain events specified herein. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Warrant is being issued and delivered pursuant to the Underwriting Agreement dated August    , 2006 between the Company and Griffin Securities, Inc. (the “Underwriting Agreement”).

1.             Exercise.

1.1           In order to exercise this Warrant, the exercise form attached hereto shall be duly executed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Units being purchased payable by certified check, official bank check or bank wire. This Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Warrant has not been exercised or assigned. If this Warrant shall not be exercised at or before 5:00 p.m., New York City Time, on the Expiration Date, this Warrant shall become and be void without further force or effect. If the Expiration Date is a day on which banking institutions in New York are authorized to close by law, then this Warrant may be exercised on the next succeeding day.

2.             Transfer and Assignment.

2.1.          This Warrant may be transferred or assigned by the registered Holder; provided, however, the Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant or any securities underlying this Warrant, and this Warrant and the underlying securities shall not be subject to any hedging, short sale, derivative, put, or call transaction that would result in effective economic disposition of such securities, for a period of one year following the effective date of the Registration Statement other than to (i) an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer,  partner or employee of any such underwriter or selected dealer, who agree to the foregoing restrictions for the remainder of such period. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed, together with the Warrant. The Company shall within three business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.             Lost Certificate.

3.1           Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4              Adjustments.

4.1           Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Warrant and underlying securities shall be subject to adjustment from time to time as hereinafter set forth:

Stock Dividends, Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of such warrants.

Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of such warrants.

Reclassification, Reorganization, Merger. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by the preceding paragraphs hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by the preceding paragraphs hereof, then such adjustment shall be made pursuant to such paragraphs and this paragraph.. The provisions of this paragraph shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.2.          Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in the Warrant initially issued. The acceptance by any Holder of the issuance of new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

4.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or warrants upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

4.4           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to this section, send notice to the Holders of such event and change (a “Change Notice”). The Change Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

5  . Registration Rights.

5.1           Demand Registration.

The Company, upon written demand (an “Initial Demand Notice”) of the Holder(s) of at least 51% of this Warrant or Warrants and/or the underlying Units and/or the underlying securities, agrees to register on one occasion, all or any portion of the Warrants requested by such Holders in the Initial Demand Notice and all of the securities underlying such warrants, including the Units, Common Stock, the Warrants and the Common Stock underlying the warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement under the Securities Act of 1933, as amended (the “Act”) or a post-effective amendment to the Registration Statement covering the Registrable Securities within thirty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five years beginning on the Effective Date of the Registration Statement. The Company shall give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

The Company shall bear all fees and expenses in connection with registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the registration and sale of the Registrable Securities, but the Holders shall pay any underwriting commissions. The Company agrees to use its best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Holders; provided, however, that the Company shall not be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to qualify to do business generally in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.1 to remain effective for a period of two (2) years from the effective date of such registration statement or post-effective amendment.

5.2           “Piggy-Back” Registration.

In addition to the demand right of registration, the Holders of the Purchase Options shall have the right for a period of seven years commencing on the Effective Date of the Registration Statement, to include the Registrable Securities as part of any other registration or registrations of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8). The Company shall bear all fees and expenses in connection with registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the registration and sale of the Registrable Securities, but the Holders shall pay any underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities may exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities. The Company agrees, at its sole expenses, to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Holders; provided, however, that the Company shall not be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to qualify to do business generally in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction.

5.3           Indemnification. The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, and any of their respective heirs, successors, assigns and transferees, and agents and representatives, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Act, or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriter contained in the Underwriting Agreement. The Holders of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, or otherwise, arising from information furnished by or on behalf of such Holders, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the underwriter has agreed to indemnify the Company.

5.4.          Exercise of Purchase Options. Nothing contained herein shall be construed as requiring the Holder(s) to exercise their Warrants or warrants underlying this Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.5   Documents and Information. The Company shall furnish to Griffin Securities, Inc., as representative of the Holders participating in any of the foregoing registrations a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company and separate letter, dated the effective date of such registration statement, and (ii) a letter dated the effective date of such registration statement signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement and the prospectus included therein and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are set forth in the Underwriting Agreement . The Company shall also deliver promptly to Griffin Securities, Inc., as representative of the Holders participating in the offering, copies of the registration statement and all amendments and correspondence between the Commission and the Company respect to the registration statement and permit Griffin Securities, Inc., as representative of the Holders, to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

6.             Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant or the warrants underlying the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying this Warrant and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Units and shares of Common Stock issuable upon exercise of the Warrants, and underlying securities, to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Units, the Common Stock or the Warrants may then be listed and/or quoted.

7              Notices. All notices, requests and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, mailed by express mail or recognized courier service, or sent by facsimile transmission, with confirmation of receipt: (i) If to the registered Holder of the Warrant, to the address and/or fax number of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal office address or fax number or to such other address or and fax number as the Company may designate by notice to the Holders:

8.             Miscellaneous.

8.1           Amendments. The Company and Griffin Securities, Inc. may from time to time supplement or amend this Warrant without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Griffin Securities, Inc. may deem necessary or desirable and that the Company and Griffin Securities, Inc. deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2           Headings. The headings contained herein are for convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.             Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.           Binding Effect. This Warrant shall inure to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representative and assigns.

11.           Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. Each of the Company and the Holders agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York located in New York County or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

12.           Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the      day of           , 2006.

LIGHTSPACE CORPORATION

By:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

and be delivered to

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

ASSIGNMENT

To Be Executed by the Registered Holder
in Order to Assign Warrants

FOR VALUE RECEIVED,                        , hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints            Attorney to transfer this Warrant Certificate of the Company, with full power of substitution in the premises.

Dated:	X

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WR1TTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

EXHIBIT B

COMPANY COUNSEL OPINION MATTERS

1.             The Company is duly incorporated, validly existing and in good standing in Delaware, and has the corporate power and authority to conduct its business as described in the Prospectus.

2.             The Company’s authorized and outstanding capital is as set forth in the Prospectus, and all outstanding capital stock has been duly authorized, validly issued, fully paid and non-assessable and to our best knowledge issued without violation of any preemptive rights.

3.             The sale of the Units and underlying securities, and Underwriter’s warrants and underlying securities, to be sold in the offering have been duly authorized and, upon payment and delivery, will be validly issued, fully paid and non-assessable and to our best knowledge issued without violation of any preemptive rights.

4.             Each of the Underwriting Agreement and the Escrow Agreement has been duly authorized, and validly executed and delivered by the company and is enforceable against the company in accordance with its terms.

5.             The consummation of the offering contemplated by the registration statement and the application of the proceeds of sale as described under “Use of Proceeds” will not conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any agreement filed as an exhibit to the Registration Statement or, to our knowledge, any other material contract, statute, rule or regulation, or order or decree of any court or governmental body having jurisdiction over the company or its business or property.

6.             Except for registration of the Units and underlying securities, no consent or approval of any governmental body is required in connection with the sale of the securities in the offering. The conditions to consummation of the offering (as described in the Prospectus) have been complied with.

7.             The statements in the Prospectus under the caption “Description of Securities” insofar as they purport to constitute summaries of the terms of such securities constitute accurate summaries in all material respects.

8.             The registration statement complies as to form in all material respects with the requirements of the Securities Act and Rules and Regulations of the Commission (except no opinion is expressed as to financial statements or other financial data).

9.             The registration statement was declared effective under the Securities Act as of August    , 2006 and the Prospectus has been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for such purpose have been instituted or threatened by the Commission.